Exhibit 23.2 Consent of Madsen & Associates, CPA’s Inc., Certified Public Accountants

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-1A (Amendment No. 4), of our report dated October 9, 2012, relating to the audited financial statements of Recursos Montana S.A., and to the reference to our Firm under the caption “Interest of Named Experts and Counsel: appearing in the Prospectus.

/s/ Madsen & Associates CPA’s, Inc.
Murray, Utah
March 26, 2013